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                                                                    EXHIBIT 21.1


                             CAMPBELL RESOURCES INC.
                            SIGNIFICANT SUBSIDIARIES
                                December 31, 1998


The following significant subsidiaries are consolidated in the financial statements submitted as a part of this report:





                                                Jurisdiction of        Percentage of
                                                Incorporation          Voting
                                                                       Securities
                                                                       Owned
Controlled by Campbell Resources Inc.:
       Meston Resources Inc.                            Quebec               100%
       Sotula Gold Corp.                                Canada               100%

Controlled by (i) Campbell Resources Inc. and           Mexico               100%
              (ii) Sotula Gold Corp.
       Oro de Sotula, S.A. de C.V.

Controlled by Meston Resources Inc.
       Minera Cerro Quema, S.A.                         Panama               100%